Intellectual Capital Management, Inc.

December 31, 2013 and 2012

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Intellectual Capital Management, Inc.

We have audited the accompanying balance sheets of Intellectual Capital Management, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Li and Company, PC

Skillman, New Jersey

April 23, 2014

F-2

Intellectual Capital Management, Inc.

Balance Sheets

	December 31, 2013	December 31, 2012

ASSETS
CURRENT ASSETS
Cash	$50,097	$116,387
Accounts receivable, net	2,152	55,822
Advances to stockholders	270,255	185,778

Total Current Assets	322,504	357,987

TOTAL ASSETS	$322,504	$357,987

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilites	$65,420	$100,774
Unearned revenue	-	22,800
Accrued expenses	4,782	11,580
Notes payable, current maturities	93,163	35,648

Total Current Liabilities	163,365	170,802

LONG-TERM LIABILITIES
Notes payable, net of current maturities	177,794	162,185

Total Liabilities	341,159	332,987

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock par value $0.0001: 1,000,000 shares authorized; 486,000 shares issued and outstanding	49	49
Additional paid-in capital	24,951	24,951
Accumulated deficit	(43,655)	-

Total Stockholders' Equity (Deficit)	(18,655)	25,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$322,504	$357,987

See accompanying notes to the financials statements.

F-3

Intellectual Capital Management, Inc.

Statements of Operations

	For the Year	For the Year
	Ended	Ended
	December 31, 2013	December 31, 2012

REVENUES	$2,265,877	$2,392,341

COST OF REVENUES	463,903	749,141

GROSS MARGIN	1,801,974	1,643,200

OPERATING EXPENSES
Salaries and wages	497,389	470,209
General and administrative expense	1,094,365	614,956
Officers' compensation	89,100	-

Total Operating Expenses	1,680,854	1,085,165

INCOME FROM OPERATIONS	121,120	558,035

OTHER (INCOME) EXPENSE
Other income	(528)	(5,963)
Other expense	590	-
Interest expense	27,583	13,007

Other (Income) Expense, net	27,645	7,044

NET INCOME	$93,475	$550,991

Pro Forma Financial Information (Unaudited):

INCOME BEFORE INCOME TAX PROVISION	$93,475	$550,991

INCOME TAX PROVOSION
Federal	31,782	187,337
State	8,263	48,708

Total Income Tax Provision	40,045	236,045

NET INCOME	$53,430	$314,946

See accompanying notes to the financials statements.

F-4

Intellectual Capital Management, Inc.

Statement of Stockholders' Equity (Deficit)

For the Year Ended December 31, 2013 and 2012

					Total
	Common Stock Par Value $0.0001		Additional	Accumulated	Stockholders'
	Number of Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)

Balance, December 31, 2011	486,000	$49	$24,951	$-	$25,000

Net income				550,991	550,991

Distribution				(550,991)	(550,991)

Balance at December 31, 2012	486,000	49	24,951	-	25,000

Net income				93,475	93,475

Distribution				(137,130)	(137,130)

Balance,December 31, 2013	486,000	$49	$24,951	$(43,655)	$(18,655)

See accompanying notes to the financials statements.

F-5

Intellectual Capital Management, Inc.

Statements of Cash Flows

	For the Year	For the Year
	Ended	Ended
	December 31, 2013	December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$93,475	$550,991
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	-	8,584
Changes in operating assets and liabilities:
Accounts receivable	-	(31,154)
Accounts payable and accrued liabilities	-	51,257
Unearned revenue	-	(82,220)
Accrued expenses	-	(7,231)

Net Cash Provided by Operating Activities	93,475	490,227

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes	-	-
Repayment of notes	-	(33,593)
Repayment of (advances to) stockholders	-	108,869
Distributions	(137,130)	(550,991)

Net Cash Used in Financing Activities	(137,130)	(475,715)

NET CHANGE IN CASH	(43,655)	14,512

CASH AT BEGINNING OF YEAR	116,387	101,875

CASH AT END OF YEAR	$72,732	$116,387

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$27,583	$13,007
Income tax paid	$-	$-

See accompanying notes to the consolidated financials statements.

F-6

Intellectual Capital Management, Inc.

December 31, 2013 and 2012

Notes to the Financial Statements

Note 1 – Organization and Operations

Intellectual Capital Management, LLC

Intellectual Capital Management, LLC (“LLC”) was formed under the laws of the State of California as a limited liability company on November 6, 2008 for the purpose of developing and marketing text message marketing. LLC has developed a license and support model that closely mirrors a franchise model. The Company is classified as a partnership, as intended by the Members, according to the Limited Liability Company Operating Agreement and does business as SMS Masterminds.

Conversion of LLC into Intellectual Capital Management, Inc.

On October 14, 2013 all of the members of the LLC authorized and the LLC filed the Article of Conversion to convert the LLC into Intellectual Capital Management, Inc. (the “Company”) under the laws of the State of Nevada. Upon conversion the Company issued an aggregate of 486,000 shares of the newly formed corporation’s common stock to the all of the members of the LLC for all of their outstanding LLC membership interest. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.0001 par value and paid in capital was recorded as a negative amount ($49). The conversion process utilizes the capital structure of the Company and the assets and liabilities of the LLC, which are recorded at historical cost.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 – Summary of Significant Accounting Policies

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate and assumption affecting the financial statements was:

(i)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole;
(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

F-7

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued liabilities, unearned revenue and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013 and 2012.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.

F-8

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

Bad debt expense was $0 and $8,584 for the year ended December 31, 2013 and 2012, respectively.

The Company does not have any off-balance-sheet credit exposure to its customers at December 31, 2013 or 2012.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-9

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition to the aforementioned general policy, the following is the specific revenue recognition policy for revenue:

Revenue, derived from emails/texts directly to consumers is recognized under contractual arrangements. Revenue from this advertising method is recognized at the time of service provided.

Income Tax Provision

The Company was a Limited Liability Company, until October 13, 2013 during which time the Company was treated as a pass through entity for federal income tax purposes. Under the relevant Internal Revenue Code members of an LLC are taxed separately on their distributive share of the LLC’s income whether or not that income is actually distributed.

Effective October 14, 2013, the Company follows paragraph 710-10-30-2 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the period from October 14, 2013 through December 31, 2013.

Pro Forma Income Tax Information (Unaudited)

The operating results of the LLC were included in the tax returns of the Company’s members for income tax purposes. The unaudited pro forma income tax provision and income tax rate included in the statements of operations and the income tax provision note reflect the provision for income taxes, using a 34% income tax rate and 8.84% for the federal and the State of California income tax purpose, which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

F-10

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date." This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Notes Payable

SBA Loan

On November 18, 2010, the Company executed a note for $250,000 with the United States Small Business Administration ("SBA") with the following terms and conditions:

•	Maturing in November 18, 2017;
•	Interest at 6% per annum; and
•	Monthly principal and interest payment of $3,879

F-11

During the year ended December 31, 2013 and 2012, the Company repaid $35,492 and $33,593, respectively leaving a balance of $162,341 and $197,833 at December 31, 2013 and 2012, respectively.

Debt under these obligations at December 31, 2013 and 2012is as follows:

	December 31, 2013	December 31, 2012

Note payable remaining balance	$162,341	$197,833

Less: Current maturities	(35,648)	(35,648)

Note payable, net of current maturities	$126,693	$162,185

The future minimum payments under this SBA loan at December 31, 2013 were as follows:

Year ending December 31:
2014	$46,543

2015	46,543

2016	46,543

2017	42,664

Total SBA loan payments	182,293
Less amounts representing interest	(19,952)
Present value of total future SBA loan payments	162,341
Less current maturities of SBA loan	(37,846)
SBA loan, net of current maturities	$124,495

SBA Loan #2

On August 22, 2013, the Company executed a note for $68,000 with the United States Small Business Administration ("SBA") with the following terms and conditions:

•	Maturing in August 22, 2020;
•	Interest at 6% per annum; and
•	Monthly principal and interest payment of $1,003

During the year ended December 31, 2013, the Company repaid $1,980, leaving a balance of $66,020 at December 31, 2013.

Debt under these obligations at December 31, 2013 is as follows:

December 31, 2013

Note payable remaining balance	$66,020

Less: Current maturities	(8,136)

Note payable, net of current maturities	$57,844

F-12

The future minimum payments under this SBA loan at December 31, 2013 were as follows:

Year ending December 31:
2014	$12,036

2015	12,036

2016	12,036

2017	12,036

2018	12,036

2019	12,036

2020	8,024

Total SBA loan payments	80,240
Less amounts representing interest	(14,220)
Present value of total future SBA loan payments	66,020
Less current maturities of SBA loan	(8,136)
SBA loan, net of current maturities	$57,844

Direct Capital Loan

On May 31, 2013, the Company executed a note for $100,000 with the Direct Capital Corporation ("Direct Capital") with the following terms and conditions:

•	260 payments of $473.08 due each business day beginning on the first business day after the commencement date

During the year ended December 31, 2013, the Company repaid $52,819, leaving a balance of $47,181 at December 31, 2013.

Debt under these obligations at December 31, 2013 is as follows:

December 31, 2013

Note payable remaining balance	$47,181

Less: Current maturities	(47,181)

Note payable, net of current maturities	$-

The future minimum payments under this Direct Capital loan at December 31, 2013 were as follows:

Year ending December 31:
2014	$53,930

Total Direct Capital loan payments	53,930
Less amounts representing interest	(6,749)
Present value of total future Direct Capital loan payments	47,181
Less current maturities of Direct Capital loan	(47,181)
Direct Capital loan, net of current maturities	$-

Note 4 – Related Party Transactions

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Alexander Minicucci	CEO and stockholder of the Company

Luke Wallace	Stockholder of the Company

F-13

Advances to Stockholders

From time to time, stockholders of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2012, the two stockholders repaid the Company $108,869. During the year ended December 31, 2013, the Company advanced its two stockholders $84,477.

Note 5 – Stockholders’ Equity (Deficit)

Shares Authorized

Upon conversion the total number of shares of all classes of stock which the Company is authorized to issue is One Million (1,000,000) shares, all of which shall be Common Stock, par value $0.0001 per share.

Common Stock

On October 14, 2013, upon the filing of the Article of Conversion, the Company issued an aggregate of 486,000 shares of the newly formed corporation’s common stock to the members of the LLC for all of the outstanding membership units of the LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $0.0001 par value and paid in capital was recorded as a negative amount ($49). The conversion process utilizes the capital structure of the Company and the assets and liabilities of the LLC, which are recorded at historical cost.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Capital distributions

For the year ended December 31, 2013 and 2012, the Company distributed $137,130 and $550,991 to its two members, respectively.

Note 6 – Income Tax Provision

Deferred Tax Assets

At December 31, 2013, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $43,655 that may be used to offset future taxable income through the fiscal year ending December 31, 2033. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax asset of approximately $14,843 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $14,843.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $14,843 for the year ended December 31, 2013.

Components of deferred tax assets are as follows:

December 31, 2013
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$14,843

Less valuation allowance	(14,843)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

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For the Period from October 14, 2013 (inception) through December 31, 2013

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)%

Effective income tax rate	0.0%

Pro Forma Income Tax Information (Unaudited)

The operating results of the LLC were included in the tax returns of the Company’s members for income tax purposes. The unaudited pro forma income tax amounts and income tax rate included in the accompanying statements of operations and income tax provision note reflect the provision for income taxes which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes would have been as follows:

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012

Federal statutory income tax rate	34.0%	34.0%

Effective income tax rate	34.0%	34.0%

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

Completion of Acquisition or Disposition of Assets

On February 11, 2014, the Company sold substantially all of its assets to The SpendSmart Payments Company, a California corporation (“SpendSmart”), pursuant to the terms of an Asset Purchase Agreement (the “Asset Purchase Agreement”). In conjunction with the sale, Alex Minicucci, the Chief Executive Officer of the Company, sold all of the goodwill owned by him to SpendSmart, pursuant to the terms of a Goodwill Purchase Agreement (the “Goodwill Purchase Agreement”) (the closing of the Asset Purchase Agreement and Goodwill Purchase Agreement are collectively referred to as the “SMS Acquisition”).

Pursuant to the Asset Purchase Agreement, SpendSmart agreed to issue to the stockholders of the Company five million two hundred and fifty thousand shares of SpendSmart’s common stock. Pursuant to the Goodwill Purchase Agreement, SpendSmart agreed to pay Mr. Minicucci: (i) cash in the amount of four hundred and fifty thousand dollars in the aggregate upon the closing of a minimum of three million dollars in gross proceeds raised in a financing transaction; (ii) cash in the amount of four hundred and fifty thousand dollars in the aggregate upon the closing of a minimum of seven million dollars in gross proceeds raised in a financing transaction; (iii) an earn-out payment relating to fifteen percent of the earnings generated by the Company after the acquisition; and (iv) an additional earn-out payment tied to the EBITDA of SpendSmart after the acquisition of the Company.

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